UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 29, 2010

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On April 29, 2010, Urologix, Inc. (the “Company”) and Brian J. Smrdel entered into a letter agreement (the “Offer Letter”) pursuant to which Mr. Smrdel agreed to serve as the Company’s Chief Financial Officer. The Company announced Mr. Smrdel’s appointment as Chief Financial Officer on May 10, 2010, the first day of his employment, by the press release attached hereto as Exhibit 99.1.

Mr. Smrdel, age 41, has served as the Corporate Controller of Angeion Corporation, a publicly-held medical technology company headquartered in St. Paul, Minnesota, since November 2007. As Angeion’s Corporate Controller, Mr. Smrdel was responsible for all aspects of the accounting process, SEC reporting, financial statement preparation and expense analysis. From October 2005 to November 2007, Mr. Smrdel was the Manager, Worldwide Financial Planning and Analysis at PepsiAmericas, Inc., a manufacturer, distributor and seller of a portfolio of beverage products in the United States, Central Europe and the Caribbean. PepsiAmericas, Inc. was publicly-held until it was purchased by PepsiCo, Inc. in February 2010. In this role, Mr. Smrdel consolidated the forecasts from the various PepsiAmericas geographies into a worldwide forecast package for presentation to senior management and was responsible for modeling the three-year worldwide strategic plan, among other duties. From September 2004 to October 2005, Mr. Smrdel was Manager, Financial Planning and Analysis at Land O’Lakes, Inc., a diversified cooperative with dairy foods, feed, seed, agronomy and layers businesses. Land O’Lakes was a public reporting company until December 2009. While at Land O’Lakes, Mr. Smrdel facilitated the company-wide financial planning process, was responsible for the capital and acquisition approval process with $120 million in annual spending, and assisted in due diligence process for the acquisition or disposition of business units or segments, among other duties. Mr. Smrdel received his Masters of Business Administration degree in finance from Indiana University’s Kelley Graduate School of Management, located in Bloomington, Indiana. He received a Bachelor of Arts degree in both accounting and music-voice performance from the University of St. Thomas in St. Paul, Minnesota.

Under the terms of the Offer Letter, Mr. Smrdel will receive annual base compensation of $135,000, payable according to the Company’s regular payroll practices. Mr. Smrdel will also participate in the Company’s cash incentive program for executive officers for fiscal year 2010, but not for fiscal year 2009. Mr. Smrdel will be entitled to bonus of 30% of his base salary at the target level of achievement of corporate goals established by the Compensation Committee with respect to the Company’s 2010 fiscal year. Mr. Smrdel will also participate in the Company’s health, dental and life insurance benefit plans on the same basis as other employees of the Company.

Pursuant to the Offer Letter, Mr. Smrdel will be granted an incentive stock option on the first day of his employment to purchase 65,000 shares of the Company’s common stock under the Company’s Amended and Restated 1991 Stock Option Plan, as amended (the “Plan”). The options will have an exercise price equal to the fair market value of the Company’s common stock as of the grant date, as determined under the Plan. The option will vest with respect to 25% of the shares underlying the option on the first anniversary of the date of grant and, thereafter, as to 1/36 of the shares underlying the option on the monthly anniversary of the date of grant for each of the next 36 months.

In connection with his employment, Mr. Smrdel entered into the Company’s current form of change of control letter agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 29, 2008. Except with respect to this letter agreement, Mr. Smrdel’s employment with the Company is “at will.” Under this letter agreement, if a Change in Control occurs and Mr. Smrdel’s employment is terminated without Cause, or by Mr. Smrdel for Good Reason, within twelve months of a Change in Control, the Company will pay Mr. Smrdel a severance payment in cash in a single sum within sixty days of the date of termination equal to 100% of the sum of his annual target compensation (base salary and bonus) in effect on such date. In addition, the Company will continue Mr. Smrdel’s health, dental and life insurance benefits for a period of twelve months, with Mr. Smrdel obligated to pay the employee’s share of the premiums for such benefits. Capitalized terms used in this paragraph have the meaning ascribed to them in the letter agreement. Mr. Smrdel also entered into the Company’s standard agreement with employees governing assignment of inventions, confidential information and non-competition.

The Compensation Committee of the Board of Directors recommended and the Board of Directors approved the compensation to Mr. Smrdel under the Offer Letter.

The foregoing summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02. Further, the foregoing summary of the letter agreement relating to change in control benefits does not purport to be complete and is subject to and qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 29, 2008 and is incorporated by reference into this Item 5.02.

Effective May 10, 2010, Rebecca J. Weber will continue her employment with the Company as its Director of Finance, a non-executive officer position. Ms. Weber had served as the Company’s Director of Finance and Controller, which was the principal financial officer and principal accounting officer position prior to the hiring of Mr. Smrdel as the Chief Financial Officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement dated April 27, 2010 regarding Offer of Employment entered into effective April 29, 2010 between Urologix, Inc. and Brian J. Smrdel.

10.2	Letter Agreement Regarding Change In Control Benefits between Urologix, Inc. and Brian J. Smrdel entered into as of April 29, 2010, form of which is incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K dated December 29, 2008.

99.1	Press Release Issued by Urologix, Inc. on May 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ STRYKER WARREN, JR.
Stryker Warren, Jr.
Chief Executive Officer

Date: May 10, 2010